UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2007

INTERNATIONAL FIGHT LEAGUE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21134	04-2893483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 West 33rd Street, Suite 650, New York, NY 10001

(Address of Principal Executive Offices)(Zip Code)

(212) 356-4000

(Registrant’s Telephone Number

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On April 25, 2007, Richard J. Kurtz voluntarily resigned from the Board of Directors of International Fight League, Inc. (the “Company”).

(d)           On May 1, 2007, the Board of Directors of the Company, pursuant to the Company’s bylaws, filled the vacancy created by Mr. Kurtz’ resignation, by electing Mr. Jeffrey M. Jagid as a director of the Company. Mr. Jagid will serve as a director until the next annual meeting of the stockholders and his successor is elected and qualified or until his earlier death, resignation or removal.

Mr. Jagid has been the Chairman of the Board of I.D. Systems, Inc. since June 2001 and its Chief Executive Officer since June 2000. Prior thereto, he served as its Chief Operating Officer. Since he joined I.D. Systems, Inc. in 1995, Mr. Jagid also has served as a director as well as the I.D. Systems’ General Counsel. Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. Prior to joining I.D. Systems, Mr. Jagid was a corporate litigation associate at the law firm of Tannenbaum Helpern Syracuse & Hirschtritt LLP in New York City. He is a member of the Bar of the States of New York and New Jersey. Mr. Jagid is also a director of Coining Technologies, Inc. and sits on the executive committee of the NJ-PA Council of the AeA (formerly the American Electronics Association).  I.D. Systems, Inc. trades on the Nasdaq Global Market under the ticker “IDSY” and is engaged in the development, marketing, and sale of wireless solutions.

A copy of the press release issued by the Company announcing the aforesaid resignation and election is annexed hereto as Exhibit 99.1, and is incorporated herein by this reference thereto.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.

	By:	/s/ Michael C. Keefe
	Name:	Michael C. Keefe
	Title:	President, Legal and
Business Affairs
Date: May 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 1, 2007